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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Marcam Corporation on Form S-8 (Nos. 333-02518, 33-36346, 33-37794, 33-37619,
33-36499, 33-40557, 33-62992, and 33-89732) and on Form S-3 (Nos. 33-90670 and
33-97374) of our report dated October 24, 1996, on our audits of the consolidated financial statements of Marcam Corporation as of September 30, 1996 and 1995 and for each of the two years in the period ended September 30, 1996, which report is included in this Annual Report on Form 10-K.



                                                   COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 20, 1996